UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 19, 2013 (April 17, 2013)

WesBanco, Inc.
 (Exact name of registrant as specified in its charter)

West Virginia	000-08467	55-0571723
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1 Bank Plaza, Wheeling, WV	26003
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code       (304) 234-9000

Former name or former address, if changed since last report  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Director retirement:

The term as a member of the WesBanco Board of Directors for Mr. Neil S. Strawser, age 70, has expired as of the Annual Meeting of Stockholders held on April 17, 2013.  Mr. Strawser is retiring from the Board because he is not eligible under the Corporation’s Bylaws to stand for re-election due to the age 70 limitation as of the date of re-election, and not as a result of any disagreement with the Company.  Mr. Strawser’s service on the Board began in 2007.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 17, 2013, the Annual Meeting of the Stockholders of WesBanco, Inc. was held in Wheeling, WV. The following directors were elected to the Board of Directors for a term of three years expiring at the Annual Stockholders’ Meeting in 2016:

	For	Withheld	Non Votes
Christopher V. Criss	17,692,746	2,026,700	1,473,454
Vaughn L. Kiger	18,073,005	1,603,258	1,498,789
Richard G. Spencer	18,955,269	705,862	1,498,789
James C. Gardill	17,866,749	1,820,240	1,489,706
Henry L. Schulhoff	19,035,195	625,935	1,498,790

In addition to voting to elect the aforementioned directors, WesBanco’s stockholders approved  an advisory (non-binding) proposal on WesBanco, Inc.’s executive compensation paid to WesBanco’s named executive officers.  The results of the vote were as follows:

	For	Against	Abstain	Non Votes
Advisory vote to approve WesBanco, Inc.'s executive compensation	19,762,517	1,032,549	377,831	0

Votes in favor of the advisory vote to approve executive compensation represented 93.3% of the total shares voted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WesBanco, Inc.
(Registrant)

Date: April 19, 2013	/s/ Robert H. Young
Robert H. Young
Executive Vice President and
Chief Financial Officer